EXHIBIT 99.1

3D Systems Acquires Express Pattern

3Dproparts(TM) Expands Its Premier Services

ROCK HILL, S.C., Sept. 16, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), announced today that it acquired the assets of Express Pattern, a leader in rapid prototyping, direct patterns for investment casting and manufacturing services as part of the company's continued expansion of its 3Dproparts™ service.

Based in Vernon Hills, Illinois, Express Pattern is a leading prototyper that serves its defense, transportation, recreation and healthcare customers by delivering a comprehensive menu of the most advanced rapid casting, tooling and parts solutions. Express Pattern co-founders Dave Flynn and Tom Mueller bring a combination of unparalleled knowledge and experience in rapid prototyping and manufacturing solutions that started with their active participation in the first beta test of stereolithography equipment in 1987 and continued through decades of innovation leadership and customer service excellence.  They have developed proprietary rapid prototyping applications in a variety of metal and plastic technologies.

3D Systems launched 3Dproparts™, the world's fastest growing Rapid Prototyping and Manufacturing parts service a year ago, last October.  The company plans to continue to expand its 3Dproparts™ service offerings domestically and internationally both through organic growth and additional strategic acquisitions.  This new acquisition extends 3Dproparts™ capacity with regards to direct precision patterns and investment casting solutions.

"We are pleased to add Express Pattern to our rapidly growing 3Dproparts™ operations," said Abe Reichental, President and CEO of 3D Systems. "We intend to harness the extensive expertise that Dave and Tom bring to our company as we expand our menu of precision, production quality direct investment casting capabilities and manufacturing parts services for the benefit of our customer base."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D Printing, Rapid Prototyping and Manufacturing systems and parts solutions.  Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.printin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com;www.dpt-fast.com ; http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Express Pattern

Express Pattern is a leading supplier of rapid prototyping and manufacturing services to the military, aerospace, transportation and many other industries. Express Pattern was independently owned and managed by Dave Flynn and Tom Mueller, the original founders, who purchased Express Pattern in March 2002 from its parent company, The Infinite Group of Warwick, Rhode Island.  Express Pattern has been a subsidiary of The Infinite Group since 1999.

For more information go to www.expresspattern.com.

CONTACT:  3D Systems Corporation
          Investor Contact:
          Stacey Witten
            803-326-4010
            Wittens@3dsystems.com
          Media Contact:
          Katharina Hayes
            803-326-3941
            HayesK@3dsystems.com